Exhibit 10.2

[*]: THE CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

ADDENDUM NO. 3

TO THE SHIPBUILDING CONTRACT

HULL NO. [*]

DATED [*]

between

MEYER WERFT GMBH, a company organised and existing under the laws of Germany, and having its principal office at Industriegebiet Süd, D-26871 Papenburg, Germany (the "Builder"); and

[*], a company incorporated in Bermuda and having its registered office at Cumberland House, 9th Floor, 1 Victoria Street, Hamilton HM11, Bermuda (the "Buyer"); and

NCL CORPORATION LTD., a company incorporated in Bermuda having its registered office at Cumberland House, 9th Floor, 1 Victoria Street, Hamilton HM11, Bermuda ("NCLC").

Whereas by a Shipbuilding Contract dated [*] in relation to Hull No. [*] – as amended – made between the Builder, the Buyer and NCLC (the "Contract"), the Builder agreed to design, build, complete and sell to the Buyer a passenger cruise ship and the Buyer agreed to purchase and accept delivery of the same, all in accordance with the terms and conditions of the Contract.

Whereas, the parties have agreed upon the modification of Hull No. [*] to a ship which shall be operated [*]. Furthermore the parties have agreed that this modification shall be conducted and documented – in addition to this addendum – by way of an agreement on modification (the “[*] AOM”) which will be based on the Specification and General Arrangement Plan to be agreed between the parties in accordance with the terms and conditions described in this addendum.

Now, therefore, in consideration of the premises, and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:

1.	The Plans and the Specification which are currently agreed by the parties within the Contract and hence do currently form a part of the contract shall be replaced as follows:

1.	The specification [*], which is to be agreed upon between the Builder and the Buyer by [*] shall without any further notice become the contractual Specification for Hull No. [*] once the parties have agreed thereon.
2.	The general arrangement plan [*], which is to be agreed upon between the Builder and the Buyer by [*] shall without any further notice become part of the contractual Plans for Hull No. [*] once the parties have agreed thereon.

2.	Accordingly Article 1 Clause 2 “Description of the Ship” shall be amended as follows:

1.	Dimensions:

Length overall: about [*] metres

Length between perpendiculars: about [*] metres

Breadth moulded: about [*] metres

Depth to bulkhead deck: [*]metres

Design draft: about [*] metres

2.	Deadweight

The guaranteed deadweight at a design draft of [*] metres will be [*] metric tons in seawater of 1.025 t/m3 density (and under the conditions further described in section G.2.3 of the Specification). The deadweight is the difference between the loaded displacement and the contractual lightweight. The contractual lightweight is the weight of the Ship clean, empty, equipped ready for sea in accordance with section G.8.3 of the Specification and adjusted by any weight (and related ballast) added or subtracted by reason of any agreements on modification made at any time under Article 3 of this Contract.

3. Passenger Cabins:

Number of passenger cabins: approx. [*]

Thereof:

Penthouse Suite: [*]

Courtyard Suite 1: [*]

Courtyard Suite 2: [*]

Courtyard Suite 2 ADA: [*]

Corner Suite: [*]

Spa Suite: [*]

Junior Suite: [*]

Family Deluxe Suite: [*]

Family Deluxe Suite ADA: [*]

Mini Suite: [*]

Mini Suite Spa: [*]

Mini Suite ADA: [*]

Balcony Cabin: [*]

Balcony Cabin Spa: [*]

Balcony Cabin ADA: [*]

Ocean View Cabins Transversal: [*]

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Ocean View Cabins Longitudinal: [*]

Ocean View Cabins Longitudinal Family: [*]

Ocean View Cabins ADA: [*]

Family cabin: [*]

Family cabin ADA: [*]

Inside Cabin: [*]

Inside Cabin ADA: [*]

Inside Studio Cabins: [*]

4.	Crew Cabins:

Number of crew cabins: approx. [*]

Thereof:

Captain class cabins: [*]

Senior officer cabins: [*]

Officer outside cabins: [*]

Officer inside cabins: [*]

Senior Crew single cabins: [*]

Senior Crew double cabins: [*]

Crew single cabins: [*]

Crew single shared cabins: [*]

Crew double cabins A: [*]

Crew double cabins B: [*]

Crew entertainer cabins: [*]

5.	Machinery:

Pod Units:	2 pod units each developing [*] kw at approximately 139 rpm

6.	Speed

The trial speed of the Ship at a mean moulded draft of [*] metres shall be at least [*] knots under the conditions specified in Section G.2.5 of the Specification.

3.	Article 1, Clause 1.1. (i) (e):

The Ship shall be delivered to the Buyer at Bremerhaven but if this is not reasonably possible the Ship may be delivered at Eemshaven or if this is not reasonably possible at any other North European sea port selected by the Builder and approved by the Buyer (such approval not to be unreasonably withheld or delayed) or alternatively at sea close to a North European sea port selected by the Builder and approved by the Buyer (such approval not to be unreasonably withheld or delayed).

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4.	Article 3, Clause 1

For the avoidance of doubt, the [*] AOM shall be dealt with under and in accordance with Article 3 of the Contract and hence e.g. adjustments to or amendments of any relevant provisions of this Contract, the Plans or the Specification, which are directly, necessarily and reasonably occasioned by such modification will be accepted.

5.	Article 6, Clause 2.2

The guaranteed trial speed ("GTS") of the Ship at a mean moulded draft of [*] metres ([*] metres and [*]) shall be [*] knots and shall be demonstrated by the Builder during the sea trials tests under the conditions described in section G.2.5 of the Specification. If at any time the Builder anticipates that, or if the sea trials tests demonstrate that, there will be a deficiency in the GTS the Builder shall promptly develop and provide the Buyer with a proposal to remedy the deficiency at the Builder's cost.

For the avoidance of doubt, all stipulations with regard to e.g. liquidated damages based on a former guaranteed trial speed of 22.4 knots – which had been agreed at contract signing for Hull No. [*] – shall be deemed to be amended accordingly by this addendum without any further notice and hence such stipulations shall now be based on the GTS of [*] knots as described above and agreed by this addendum.

6.	Article 7, Clause 1.1:

The Delivery Date of the Ship in accordance with the provisions of the Contract shall now be [*] instead of [*].

7.	Article 8, Clause 1.1:

The parties had at the signing of the Contract for Hull No. [*] agreed on a provision for costs savings in the amount of €[*] (Euros [*]) (the “Target Saving No. 1”) and the parties now wish to agree on a further separate provision for cost savings in the amount of €[*] (Euros [*]) (the "Target Saving No. 2")

Hence the Contract Price for Hull No. [*] shall now include further cost savings in the amount of €[*] (Euros [*]) (the "Target Saving No. 2") to be agreed upon between the Builder and the Buyer by [*]. Any such agreed cost savings as per ongoing discussions are to be handled as an agreement on a modification (AOM) in accordance with the provisions of the Contract. If and to the extent that the Builder and the Buyer are not able to agree on cost savings in the amount of the Target Saving for the Ship by such date the Contract Price shall be increased (but without application of any contractual or other profit margin for the Builder) by the difference between the amount of the cost savings agreed between the parties and the amount of the Target Saving.

For the avoidance of doubt, the former provision regarding cost savings amounting to €[*] (Euros [*]) which has been agreed upon between the Builder and the Buyer at the signing of the Contract for Hull No. [*] (the “Target Saving No. 1”) shall remain unaffected.

8.	[*] During the further process the parties will work together closely and in good faith in order to review their respective progress and the corresponding probability to meet the aforementioned deadline.

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9.	This Addendum No. 3 will be treated as having been signed by the parties hereto at the time and on the date when each party has signed and initialled a complete, legible and identical counterpart of this Addendum No. 3 and exchanged the same by e-mail or fax with the other parties. Thereafter for record purposes only three identical original counterparts of this Addendum No. 3 shall be signed and initialled by each of the parties after which one original counterpart will be retained by the Builder, one will be retained by the Buyer and the other will be retained by NCLC.

10.	Words and expressions defined in the Contract shall have the same meanings when used herein.

11.	Except as set forth in this Addendum No. 3, the Contract shall remain unchanged and this Addendum No. 3 shall be treated as an integral part of the Contract.

IN WITNESS WHEREOF, the Builder, the Buyer and NCLC have duly executed this Addendum No. 3.

/s/Bernard Meyer

For and on behalf of Meyer Werft GmbH

22 May 2014

/s/Kevin M. Sheehan

For and on behalf of [*]

22 May 2014

/s/Kevin M. Sheehan

For and on behalf of NCL Corporation Ltd.

22 May 2014

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